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                                  EXHIBIT 23.2
               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
TIB Financial Corp.


         We consent to the incorporation by reference in the registration statement on Form S-8 of TIB Financial Corp. of our report dated February 2, 1996, relating to the consolidated balance sheets of TIB Financial Corp. and subsidiaries as of December 31, 1995, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the two-year period then ended, which report appears in the Registration Statement of TIB Financial Corp. on Form S-1 (No. 333-24101).



                                                   KPMG PEAT MARWICK LLP


                                                   /s/ KPMG Peat Marwick LLP
                                                   -------------------------

Miami, Florida
June 19, 1997







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